                                                                   EXHIBIT 10.53


                                                    Contract No. _______________

[INTIRA LOGO]

                             NETSOURCING AGREEMENT

     THIS NETSOURCING AGREEMENT ("Agreement") is entered into as of September 29, 2000 (the "Effective Date") by and between INTIRA CORPORATION, a Delaware corporation ("Intira"), and DOVEBID, INC., a Delaware corporation ("Customer").

                                  BACKGROUND

Intira is in the business of providing hosting and data management, Internet access, and security services in connection with applications that can be made available on Intira's private network and/or the Internet. Customer, on the terms and conditions set forth in this Agreement, desires to obtain from Intira the services set forth in the Statement of Work attached hereto. Intira, on the terms and conditions set forth in this Agreement, has agreed to provide such services.

Accordingly, Intira and Customer hereby agree as follows:

                            SECTION 1 - DEFINITIONS

The following defined terms and other capitalized terms defined herein and as described in the exhibits attached to this Agreement will govern the interpretation of this Agreement.

     "Customer Application" means the content, coding, text, applications, and software that appear on, or are provided to Intira for which Intira will provide the Netsourcing Services and which will be stored on the Servers (defined below).

     "Delivery Date" means the date on which the Netsourcing Services are successfully installed and made available to Customer. The parties acknowledge that the Netsourcing Services to be provided hereunder shall be performed in two
(2) phases ("Phase 1" and "Phase 2"). The Delivery Date for the Netsourcing Services for Phase 1 shall be that date on which the Netsourcing Services for such Phase 1 are successfully installed and made available to Customer. The Delivery Date for Phase 2 shall be the earlier of (a) the date on which the Netsourcing Services for such Phase 2 are successfully installed and made available to Customer, or (b) January 1, 200l.

     "Documentation" means any written, video or audio materials, including training materials, provided by Intira to Customer for use in connection with the Netsourcing Services.

     "Intira Network" means the telecommunications equipment, facilities and bandwidth owned or controlled by Intira and dedicated to supporting the Netsourcing Services.

     "Netsourcing Services" shall have the same meaning as is set forth in
Section 2.1 of this Agreement.

     "Server" means the server or servers identified by the SOW as intended for use in connection with the Netsourcing Services to be provided hereunder.

     "Term" has the meaning ascribed to it by Section 5.1 hereof.

                       SECTION 2 - NETSOURCING SERVICES

     2.1 Services. Intira, during the Term of this Agreement, will provide the data management services, security services, internet access services and other services (collectively, the "Netsourcing Services") described in the Statement of Work attached to this Agreement as Exhibit A (the "SOW").

     2.2 Service Level Agreement. The Netsourcing Services during the term will meet the standards established by the Service Level Agreement "SLA" attached hereto as Exhibit B. In the event Intira fails to satisfy the terms of the SLA with respect to all or a portion of the Netsourcing Services, Intira will grant Customer such rights and remedies as are specifically set forth in the SLA.

     2.3 Change Requests. Customer, at any time prior to or during the Term, may request additions, deletions, or alterations (all hereinafter referred to as a "Change") to the Statement of Work. Within a reasonable time after a request for a Change, Intira shall submit a proposal to Customer that includes any changes in Intira's prices or in the performance schedule resulting from the Change. Customer, within ten (10) days of receipt of the proposal, shall either
(i) accept the proposal with a written amendment directing Intira to perform the Change or (ii) advise Intira not to perform the Change in which event Intira shall proceed under the SOW as previously written. No such Change shall be effective unless made pursuant to a written amendment or other writing signed by both parties.

                     SECTION 3 - CUSTOMER RESPONSIBILITIES

3.1 Except as expressly provided by the SOW, Customer shall be solely responsible for:

     (a) Managing the Customer Application and all file uploads, downloads, and transfers and other activities with respect to information on the Server supplied or generated by Customer or Customer's customers or end users.

     (b) Providing Customer's customers and end users all services associated with the Customer Application, including without limitation support, order entry help desk, sales, marketing, pricing and service plans, billing and collections (including without limitation, protection against credit card fraud and any other type of credit fraud).

     (c) Installing, testing, operating and maintaining the interconnection equipment or computer software programs provided by Customer or any user, other than the equipment specifically provided by Intira under this Agreement.

     (d) Adopting and implementing such security measures as Customer deems appropriate with respect to all facilities other than the Intira Network

     (e) Performing credit card verification, user pre-screening, identification, login access and security procedures, address verification and identification, and merchant bankcard transaction reconciliation.

     (f) Complying with all laws and regulations and Intira's current policies and guidelines regarding Internet and network usage (which can be found on Intira's website, www.intira.com, or which Intira will provide on request). Intira may change its policies and guidelines by notice provided in accordance with the terms of this Agreement.

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         (g) Such additional activities and responsibilities as the SOW may assign to Customer.

     3.2 Project Manager. Customer shall appoint a Project Manager to serve as its primary representative with respect to the Statement or Work. Customer will make the Project Manager reasonably available to work and consult with Intira to pursue the objectives of this Agreement. Customer may change its Project Manager by written notice provided in accordance with this Agreement.

                              SECTION 4 - PAYMENT

     4.1 Fees. Subject to the terms of this Agreement, Customer agrees to pay Intira all Installation Fees, Monthly Service Fees and other fees and charges as set forth in Exhibit "C" to this Agreement on the schedule established by Exhibit "C" or, in the absence of such a schedule, within thirty (30) days of Intira's invoice therefor. The parties acknowledge and agree that the fees set forth on Exhibit "C" have been agreed upon by the parties solely with respect to the specific elements of Customer's Netsourcing solution, the details of which are attached hereto and incorporated herein as Exhibit "D" ("Configuration"). In the event that, after the Effective Date hereof, Customer requests or otherwise effectuates a material change to the Configuration, or in the event such a material change to the Configuration becomes necessary as a result of final engineering review by Intira and/or Customer, Intira reserves the right, reasonably and in good faith, to amend the fees set forth on Exhibit "C" by providing written notice to Customer of any change with respect thereto, in order to take into account any such material change(s) to the Configuration; PROVIDED, HOWEVER, Intira will not implement any change that would cause an increase to the fees and charges hereunder without Customer's reasonable consent.

     4.2 Taxes. The fees established by Exhibit C are exclusive of all sales, use, value-added, and other taxes (excluding income taxes), customs and duties (collectively, "Taxes") arising out of this Agreement or the Netsourcing Services provided hereunder. Customer will pay all such Taxes or, if Intira is required to pay any of the same, will reimburse Intira for the same.

     4.3 Late Charges. If Customer fails to pay any fees or expenses within thirty (30) days after the date such payment was due, Intira may, at its option, charge Customer a late fee at the rate of 1.5% per month or part thereof that the payment remains delinquent (but in no event more than the maximum rate allowed by applicable law).

                 SECTION 5 - TERM, EXPIRATION, AND TERMINATION

     5.1 Term. The term of this Agreement (the "Term") will commence on the Effective Date and, unless otherwise terminated as provided herein, will continue for the number of months following the Delivery Date specified by Exhibit "C" hereto.

     5.2 Termination.

         (a) Termination for Cause. Either party may terminate this Agreement by written notice if the other party commits a material breach of this Agreement, and such material breach continues for a period of ten (10) days (if the breach is a failure to pay any amounts due under this Agreement) or thirty (30) days (in all other cases) following the nonbreaching party's notice thereof. Intira, if it reasonably believes that Customer's breach threatens immediate or irreparable harm to Intira or any other Intira customer, will be entitled to suspend Netsourcing, Services to Customer during the notice period. Notwithstanding anything to the contrary in this Agreement, Customer shall have the right to terminate this Agreement pursuant to this paragraph, upon written notice to Intira, in the event Customer Application is unavailable for two (2) periods of four (4) continuous hours apiece within a sixty (60) day period;
such unavailability shall be determined in the same manner as unavailability is determined for purposes of applying the Application Access Availability Commitment set forth in the SLA.

     (b) Termination for Convenience. Customer may terminate this Agreement for Convenience upon thirty (30) days prior written notice to Intira, and this Agreement shall actually become terminated after expiration of such thirty-day period (unless the parties agree otherwise in writing). In the event Customer so terminates this Agreement, Customer shall pay to Intira a Cancellation Fee equal to the sum of (a) fifty percent (50%) of the Monthly Service Fee as of the date of such termination (without application of any discount or deferrals hereunder), multiplied by the number of months remaining in the Term from the date of such termination through the eighteenth (18th) full month of the Netsourcing Services, and (b) twenty-five percent (25%) of the Monthly Service Fee as of the date of such termination (without application of any discount or deferrals hereunder), multiplied by the number of months remaining in the Term from the end of the eighteenth (18th) full month of Netsourcing Services through the end of the Term. The parties acknowledge that the foregoing Cancellation Fee shall only apply to charges and fees solely as are specifically set forth on Exhibit "C", in the event any amounts become charged pursuant to any Service Change Order or amendment hereto after the date upon which the Netsourcing Services have commenced, and in the event after implementation of the Change(s) giving rise to such additional charges and fees, Customer terminates this Agreement, then, solely as it relates to the additional fees charged thereunder, Customer shall pay an additional Cancellation Fee equal to the sum of (a) fifty percent (50%) of the increase to the Monthly Service Fee charged under such Service Change Order or amendment multiplied by the number of months remaining in the first eighteen months that the services in connection with the Change are to be provided, and (b) twenty-five percent (25%) of the increase to the Monthly Service fee charged under such Service Change Order or amendment multiplied by the number of months in excess thereof and extending through the remainder of the Term. In addition to any Cancellation Fee or additional Cancellation Fee hereunder, Customer shall be responsible for all fees and obligations accruing up to the date upon which this Agreement is actually terminated.

     (c) Effect of Termination. Upon termination of this Agreement, (i) Intira will be entitled to suspend or terminate the Netsourcing Services, including restricting Customer's and, its end-users' access to the Server, and (ii) provided Customer has paid all fees and other charges accruing under this Agreement, Intira will grant Customer at least ten (10) days to remove Customer data stored on the Server. Neither the expiration nor termination of this Agreement will excuse Customer from paying Intira any and all amounts, due and owing under this Agreement. Sections 1 5.2(b), 6, 7, 8, and 9 will survive the expiration or termination of this Agreement.

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                                                  Contract No. _________________

                        SECTION 6 - REPRESENTATIONS AND
                                  WARRANTIES

     6.1 By Intira. Intira represents and warrants that (i) the Netsourcing Services will be of professional and workmanlike quality and performed in a professional and workmanlike manner, (ii) all necessary corporate action has been taken by Intira to authorize the execution, delivery and performance of this Agreement and this Agreement is the valid and binding obligation of Intira, enforceable against Intira in accordance with its terms, (iii) subject to the provisions of Section 6.2 and to the best of Intira's knowledge, no copyright, patent, trade secret or other intellectual property rights of any third party will be infringed by Intira's performance of the Netsourcing Services, (iv) to the best of its knowledge and belief, the Netsourcing Services comply with all laws, rules, legislation, and regulations of applicable jurisdictions; and (v) Intira has made and will make commercially reasonable efforts to ensure that the Server shall be free from viruses, worms, trojan horses and other malicious code.

     6.2 By Customer. Customer represents and warrants that (i) all necessary corporate action has been taken by Customer to authorize the execution, delivery and performance of this Agreement and this Agreement is the valid and binding obligation of Customer, enforceable against Customer in accordance with its terms, (ii) Customer has sufficient right, title and interest in and to the Customer Application to permit Customer to carry out its obligations pursuant to this Agreement; (iii) to the best of Customer's knowledge and belief, Customer Application does not infringe, and will not cause the Netsourcing Services to infringe, any patent, copyright, trade secret, trademark, or other intellectual property right of any third party or constitute a defamation, invasion of privacy, or violate any right of publicity or other third-party right; (iv) to the best of its knowledge and belief, Customer Application complies with all law, rules, legislation, and regulations of applicable jurisdictions; (v) Customer Application is not, and will not cause the Netsourcing Services to be, illegal, obscene, offensive or immoral; (vi) Customer is in compliance with and will abide by all federal, state and local laws, rules, regulations and ordinances, specifically including but not limited to the Communications Decency Act of 1996, as amended, and Customer will not transmit communications described in 47 U.S.C. Section 223(b) and will restrict such access to Customer Application accordingly; and (vii) Customer has made and will make commercially reasonable efforts to ensure that the Customer Application shall be free from viruses, worms, trojan horses and other malicious code.

     6.3 Exclusion of Warranties and Limitation of Liability.

         (a) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL. INTIRA DISCLAIMS ALL AND CUSTOMER RECEIVES NO FURTHER WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY THAT THE NETSOURCING SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE. ALL WARRANTIES WITH RESPECT TO THE NETSOURCING SERVICES ARE STRICTLY LIMITED TO THOSE SET FORTH IN THIS AGREEMENT.

         (b) (1) IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL DAMAGES OR ANY LOSS OF PROFIT, REVENUE DATA OR GOODWILL WHETHER INCURRED OR SUFFERED AS A RESULT OF UNAVAILABILITY OF THE NETSOURCING SERVICES OR THE CUSTOMER APPLICATION (AS APPLICABLE), PERFORMANCE, NONPERFORMANCE NEGLIGENCE, TERMINATION, BREACH OR ACTION OR INACTION UNDER THIS AGREEMENT (IN EACH CASE OTHER THAN TO THE EXTENT INCURRED BY INTIRA AS A RESULT OF CUSTOMER'S FAILURE TO PAY FEES AND CHARGES WHEN DUE), EVEN IF THE OTHER PARTY ADVISES THE FIRST PARTY OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

             (2) EXCEPT WITH RESPECT TO CUSTOMER'S OBLIGATION TO PAY ANY FEES HEREUNDER NEITHER PARTY'S TOTAL LIABILITY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT, OR OTHERWISE, SHALL EXCEED THE TOTAL AMOUNT RECEIVED BY INTIRA UNDER THIS AGREEMENT FOR THE SIX-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE UPON WHICH SUCH LIABILITY ARISES.

         (c) NOTHING IN THIS SECTION 6.1 SHALL SERVE TO DEPRIVE CUSTOMER OF THE REMEDIES (OR RELIEVE INTIRA OF THE RESPONSIBILITIES) IMPOSED BY THE SERVICE LEVEL AGREEMENT ("SLA") ATTACHED HERETO AS EXHIBIT "B". CUSTOMER'S REMEDY FOR INTIRA'S FAILURE OR INABILITY TO SATISFY ITS SLA SHALL BE LIMITED TO THE REMEDIES SET FORTH IN SUCH SLA, AND ANY OTHER RIGHTS OR REMEDIES HEREUNDER SHALL NOT BE CUMULATIVE TO CUSTOMER'S RIGHTS AND REMEDIES THEREUNDER, PROVIDED, THAT NOTHING IN THIS SECTION OR THE SLA SHALL PRECLUDE CUSTOMER FROM TERMINATING THIS AGREEMENT FOR CAUSE PURSUANT TO SECTION 5.2(a) IF INTIRA FAILS CONSISTENTLY AND ROUTINELY TO MEET ANY ONE OF THE STANDARDS ESTABLISHED BY THE SLA.

        SECTION 7 - INDEMNIFICATION

     7.1 Indemnification by Customer. Customer will defend indemnify, and hold Intira harmless from and against all claims by third parties, and all associated liabilities, costs (including reasonable attorneys' fees) and/or damages to or suffered or incurred by Intira arising out of any material breach by Customer of the warranties established by Section 6.2 hereof. Further, Customer shall indemnify Intira for any loss, damage costs, liability, and expenses, including reasonable attorneys fees, sustained in connection with, and Customer shall defend any suit and dispose of any claims or other proceedings based on, an allegation the Customer Application or any information supplied by Customer or any of Customer's customers hereunder violates or infringes on any patent copyright, trademark, service mark, or other intellectual property right(s), whether such right(s) be registered or unregistered.

     7.2 Indemnification by Intira. Intira will defend, indemnify and hold Customer harmless from and against all third party claims, and all related liabilities, costs (including reasonable attorneys' fees) and/or damages to or suffered or incurred by Customer arising out of any material breach by Intira of the warranties established by Section 6.1 hereof. Further, Intira

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                                                Contract No. ___________________

shall indemnify Customer for any loss, damage, costs, liability, and expenses, including reasonable attorneys' fees, sustained in connection with, and Intira shall defend any suit and dispose of any claims or other proceedings based on, an allegation that any product or service supplied solely by Intira or at Intira's request (other than by Customer) hereunder violates or infringes on any patent, copyright, trademark, service mark, or other intellectual property right(s), whether such right(s) be registered or unregistered.

                     SECTION 8 - OWNERSHIP; CONFIDENTIALITY

     8.1 Intira Technology. Notwithstanding any other provision of this Agreement to the contrary, Intira shall retain all right and title to and in any software (excluding Customer provided software and Customer Application), methodology, physical security system, access control system, databases, computer programs, hardware, audio/visual equipment, tools, general utility programs, libraries, discoveries, inventions, techniques, writings, know-how, designs, or other information either owned by Intira prior to the date hereof, acquired by Intira during the term of this Agreement, developed by Intira or at Intira's request during the term of this Agreement or specifically created by Intira or at Intira's request for the purpose of performing the Netsourcing Services (collectively, the "Intira Technology"). Any Intira Technology developed during the course of this Agreement will not be work made for hire.

     8.2 Customer Technology. Notwithstanding any other provision of this Agreement to the contrary, Customer shall retain all right and title to and in any Customer Application, methodology, physical security system, access control system, databases, computer programs, hardware, audio/visual equipment, tools, general utility programs, libraries, discoveries, inventions, techniques, writings, know-how, designs, or other information either owned by Customer prior to the date hereof, acquired during the Term, or developed solely by Customer during the Term.

     8.3 Confidentiality. The Confidentiality Agreement or Nondisclosure Agreement previously executed by the parties shall establish each party's obligations with respect to the information received from the other party in the course of performing or exercising the rights granted pursuant to this Agreement.

                              SECTION 9 - GENERAL

     9.1 Force Majeure. Intira shall not be liable for any delay or failure to carry out the Netsourcing Services provided hereunder if such delay or failure is due to any cause beyond the control of Intira, including without limitation, restrictions of law, regulations, order or other governmental directives, labor disputes, acts of God, acts of third-party vendors, carriers or suppliers, third-party mechanical or other equipment breakdowns, fire, explosions, fiber optic cable cuts, storm or other similar events. If any force majeure event shall prevent a party from performing its obligations pursuant to this Agreement for a period of thirty (30) days or more, the other party shall be entitled to terminate this Agreement for convenience by written notice.

     9.2 Security. CUSTOMER ACKNOWLEDGES AND AGREES THAT (1) ANY SECURITY SERVICES, THAT INTIRA HAS AGREED TO PERFORM UNDER THE STATEMENT OF WORK CONSTITUTE ONLY ONE COMPONENT OF CUSTOMER'S OVERALL SECURITY PROGRAM AND ARE NOT A COMPREHENSIVE SECURITY SOLUTION; AND (2) THERE IS NO GUARANTEE THAT THE SECURITY SERVICES INTIRA HAS AGREED TO PERFORM UNDER THE STATEMENT OF WORK WILL BE ERROR FREE OR THAT NETWORKS OR SYSTEMS CONNECTED TO THE NETSOURCING SERVICES WILL BE SECURE AND (3) THERE IS NO GUARANTEE THAT THE COMMUNICATIONS SENT BY MEANS OF THE CUSTOMER'S FIREWALL(S) WILL BE PRIVATE.

     9.3 Arbitration. All disputes arising out of or related to this Agreement shall be determined and resolved by arbitration in San Francisco, California in accordance with the rules of the American Arbitration Association ("AAA"). The arbitrators shall be appointed in accordance with the then prevailing AAA rules. Any award rendered by the arbitrators shall be final and binding upon the parties. Neither party shall have the right to further appeal or redress the matters arbitrated except for the purpose of obtaining the judgment rendered by the arbitrators. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction. Notwithstanding anything to the contrary, Intira may, at its discretion, seek judicial relief in conjunction with collection of any amounts due hereunder from Customer. This Section shall be severable from the other provisions of this Agreement and shall survive and not be merged into any judgment hereunder.

     9.4 Miscellaneous Provisions. (a) This Agreement and each term hereof may only be amended in a writing signed by all the parties. (b) No failure or delay on the part of either party in exercising any right hereunder and no course of dealing between the parties shall operate as a waiver of any provision hereof.
(c) In conjunction with this Agreement, each party shall at all times comply with all applicable federal, state, and local statutes, ordinances, regulations and orders of any commission or other government body. (d) This Agreement shall be governed by the laws of the State of California. (e) This Agreement and its exhibits, attachments, and documents incorporated herein comprise the complete and exclusive statement of the agreement of the parties concerning the subject matter hereof, and supersede all previous statements, representations, and agreements concerning the subject matter hereof. (f) If any part of this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective only to the extent of such invalidity, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement, and the Customer and Intira agree to negotiate with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable. (g) Customer will be responsible for all costs of collection reasonably incurred by Intira, including without limitation, litigation costs, reasonable attorneys' fees and court costs, resulting from Customer's failure to pay any amounts when due pursuant to this Agreement.

     9.5 Counterparts; Fax Signatures. This Agreement may be executed in multiple counterparts and delivered by facsimile transmission, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     9.6 Assignment. Neither party shall assign this Agreement or any rights hereunder without the prior written consent of the other party. Notwithstanding the foregoing neither party shall require the other party's consent for an assignment to a purchaser of substantially all of the assignor's

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capital stock or substantially all of the assets to which this Agreement relates.

     9.7 Affiliates. Intira shall be entitled to perform any obligation or exercise any right established by this Agreement through one or more Intira affiliates, provided that Intira remains liable for its full performance under this Agreement.

     9.8 Publicity: Trade Reference. Intira may include Customer's name and logo in Intira's customer list and may identify Customer by name and logo as its Customer on its Internet site; provided, however, Intira will obtain Customer's prior written approval of any other written materials that purport to describe the parties' agreement or the nature of the relationship provided hereunder. Following execution of this Agreement, the parties hereto agree to issue a joint press release announcing the relationship established between the parties hereunder. Further, upon execution of this Agreement Customer agrees to serve as a "reference account" and upon reasonable notice from Intira, shall serve as a trade reference to potential customers, vendors, investors, or other third parties designated by Intira; provided, however, to the extent practicable, Intira shall provide Customer with reasonable prior notice of its need to have Customer serve as a trade reference such notice to include the identity and basic information on the third party for whom Customer will serve as a trade reference.

     9.9 Notices. All notices given under this Agreement must be in writing and will be deemed effective when delivered in person or by a reputable next-day courier, by facsimile or three (3) business days after being mailed via certified mail return receipt requested, to the appropriate address shown below.

            THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION

                     WHICH MAY BE ENFORCED BY THE PARTIES

IN WITNESS WHEREOF, the Parties set their hands to this Netsourcing Agreement the date and year first above written

INTIRA CORPORATION:

By:      /s/ Bernie Schneider
    ---------------------------------

Name:        Bernie Schneider
      -------------------------------

Title:        President/CEO
       ------------------------------

5667 Gibraltar Drive
Pleasanton, CA 94588
ATTN: Controller
  cc: General Counsel
Telephone: 925-924-8000
Fax: 925-924-8200


DOVEBID, INC.


By:        /s/ Jeffrey M. Crowe
    ---------------------------------

Name:        Jeffrey M. Crowe
      -------------------------------

Title:       President & CEO
       ------------------------------


1241 East Hillside Blvd.
Foster City, CA 94404
ATTN: Chief Technology Officer

Telephone:
           --------------------------
Fax:
     --------------------------------

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                                              Contract No. _____________________

                                  EXHIBIT "A"

                               STATEMENT OF WORK

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                                              Contract No.______________________

                                  EXHIBIT "B"

                            SERVICE LEVEL AGREEMENT

                  SEE ATTACHED

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                               Intira Corporation

                      NETSOURCING SERVICE LEVEL AGREEMENT

                            CUSTOMER: DOVEBID, INC,
                                      -------------

Intira is committed to providing a scalable and highly available Netsourcing solution for CUSTOMER's mission-critical e-business application, which is why Intira offers the following quality of service commitments:

APPLICATION ACCESS AVAILABILITY COMMITMENT

     Intira commits to have the CUSTOMER's Netsourced application accessible, to the point where CUSTOMER's application leaves Intira's network, for 99.5% of the time within a given calendar month. Intira will credit CUSTOMER's account if this Application Access Availability Commitment is not met, as set forth below. Intira will calculate the time within a given calendar month that the CUSTOMER's application is inaccessible to users of CUSTOMER's application due to the Intira supplied Netsourcing infrastructure not functioning properly. Such inaccessibility shall consist of the number of minutes that CUSTOMER's application was not accessible by reason of all or a part of the Intira-provided infrastructure not functioning properly. For each cumulative 15-minute period in excess of the 99.5% average that CUSTOMER's application is not accessible in any calendar month, CUSTOMER's account shall be credited for one day (1/30th) of the Monthly Service Fee (as defined in Netsourcing Agreement between the parties, dated September 29, 2000).

REPORTING COMMITMENT:

     Intira commits to notify CUSTOMER within 15 minutes after Intira's determination that all or a part of CUSTOMER's Intira-provided Netsourcing services are unavailable, to the extent such service is "up" or "down". This Reporting Commitment is applicable only if CUSTOMER provides all the required contact information to Intira; CUSTOMER is solely responsible for providing Intira accurate and current contact information for CUSTOMER's designated points of contact. For each additional 15-minute period that Intira fails to notify CUSTOMER, CUSTOMER's account shall be credited for one day (1/30th) of the Monthly Service Fee (as defined in Netsourcing Agreement between the parties, dated September 29, 2000).

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Customer: DoveBid, Inc.                                            Rev 2 8-01-99

MAXIMUM CREDIT AVAILABLE:

     Notwithstanding anything to the contrary, the aggregate amount of credits to be provided under this SLA for a given month or reporting period (as the case may be) month, shall not exceed the Monthly Service Fee (taking into account any applicable discounts and deferrals) actually charged by Intira for such month or reporting period to provide the Netsourcing Services. This SLA sets forth Customer's sole remedies for any claim relating to the Netsourcing Service or the Intira Network, except as otherwise specifically agreed to in writing by an authorized officer of Intira. No credits will be given if the Intira's failure to meet the applicable commitment is attributable to or regarding: 1) maintenance performed during Intira's scheduled maintenance window; 2) Any CUSTOMER-owned or -ordered telephone company circuits; 3) Any Intira-ordered telephone company circuits outside the contiguous U.S.; 4) A fault in CUSTOMER's applications, equipment, or facilities, or CUSTOMER's failure to perform any of its obligations hereunder or under the Netsourcing Agreement; 5) Acts or omissions of CUSTOMER, or of any user of the service authorized by CUSTOMER; 6) Reasons of Force Majeure (as defined in the applicable Netsourcing Agreement); or
     7) Any Internet access or related problems beyond the demarcation point of Intira's peering partners. Further, in the event CUSTOMER has been granted unrestricted access to its production environment (including but not limited to "root access" in connection with UNIX environments or "administration rights" in connection with Windows NT environments) this SLA, and the commitments hereunder, shall cease and be of no force and effect during such period that CUSTOMER retains such unrestricted access, and for a period of not less than seventy-two (72) hours after CUSTOMER ceases to have such unrestricted access.

Intira Corporation Netsourcing Service Level Agreement               Page 2 of 3
Customer: DoveBid, Inc.                                            Rev 2 8-01-00

CREDIT CLAIM PROCEDURE:

     Intira will monitor the accessibility of Customer Application (as defined herein) monthly and report to CUSTOMER on such accessibility periodically. Any dispute of credits issued under this SLA must be submitted y CUSTOMER to Intira within 90 days of the end of the month in which the disputed credits are attributable. Intira will acknowledge all claims within 10 business days and will review all claims within 30 business days. CUSTOMER will be informed by electronic mail whether any adjustment to the credit will be given. In the event CUSTOMER disagrees with Intira's adjustment, CUSTOMER shall notify Intira of such disagreement in writing within 30 days of receipt of Intira's adjustment. CUSTOMER and Intira shall use best efforts to resolve the discrepancy in a mutually agreeable fashion. In the event that the discrepancy is not resolved within 30 days after such notice, the dispute shall be submitted to arbitration in accordance with
     Section 9.3 of the Netsourcing Agreement between the parties, dated September 29, 2000.

EFFECTIVE DATE:

     This SLA is effective as of 9-29-2000 ("Effective Date") and shall only become applicable to the Netsourcing services upon the later of (a) completion of the "stabilization period," as such term is defined in the Statement of Work, or (b) ninety (90) days from the Effective Date.

Intira Corporation Netsourcing Service Level Agreement               Page 3 of 3
Customer: DoveBid, Inc.                                            Rev 2 8-01-00

                                                Contract No. ___________________

                                  EXHIBIT "C"
                                    PRICING

Customer:  DoveBid, Inc.
Billing Address: 1241 East Hillside Blvd., Foster City, CA 94404,
ATTN: Accounts Payable

The Term of the Agreement commences on the Effective Date and expires at the end of Intira's billing cycle containing the date and months following the Delivery Date for the Netsourcing Services in connection with Phase 1.

The fees and charges established by this Exhibit C will apply during the Term.

Except as provided below, all fees and charges will be due and payable within thirty (30) days of Intira's invoice therefor, Intira shall submit the first invoice to Customer for Monthly Service Fees beginning in the Intira billing cycle after the Delivery Date for Phase

Installation Fee: Customer shall pay the sum of Thirty Thousand Two Hundred Forty Dollars ($30,240) as a one-time Installation Fee for the equipment, services, and circuits supplied under this Agreement in connection with the Netsourcing Services for Phase 1. In addition thereto, Customer shall pay the sum of Six Thousand Three Hundred Twenty Dollars ($6,320) as a one-time Installation Fee for the equipment, services, and circuits supplied under this Agreement in connection with the Netsourcing Services for Phase 2. The Installation Fee for Phase 1 shall become due and payable upon execution of this Agreement. The Installation Fee for Phase 2 shall become due and payable on the Delivery Date of the Netsourcing Services for Phase 2. Solely with respect to the Netsourcing Services for Phase 1, Intira commits to have installation and activation of such equipment, services, and circuits substantially complete within five (5) weeks of receipt of the necessary equipment and software to complete such installation process. If Intira fails to so complete such installation within the aforementioned time period, Intira shall credit an amount equal to the Installation Fee actually paid by Customer for Phase 1 against any amounts that may otherwise become due from Customer under this Agreement.

Professional Services and Consulting Fees: Customer shall pay the sum of Ten Thousand Dollars ($10,000) as a one-time Professional Services Fee for developing and delivering to Customer the SOW. Such amount shall become due and payable on the date Customer executes this Agreement. Upon full payment of such amount, such Professional Services Fee shall be credited against the Monthly Service Fees that become due and payable for each month of the Term beginning in the thirteenth (13th) full month of the Netsourcing Services and extending through the Term, in equal credit installments of $833.33 per month. Notwithstanding anything herein to the contrary, in the event this Agreement becomes terminated for any reason prior to the thirteenth (13th) full month of the Netsourcing Services, or in the event this Agreement becomes terminated prior to expiration of the Term, Customer shall not be entitled to payment or compensation for any uncredited amounts that would have otherwise been credited, absent such termination, pursuant to the foregoing provision. In addition to the foregoing, Customer shall pay to Intira the sum of Three Thousand Five Hundred Dollars ($3,500) per day as a Consulting Fee for needs assessment, engineering, and other professional consulting services provided by Intira to Customer outside the scope of designing and implementing the SOW.

Monthly Service Fee: Each month during the Term, Customer shall pay a Monthly Service Fee equal to Thirty Thousand Dollars ($30,000) for the Netsourcing Services for Phase 1. In addition thereto, Customer shall pay an additional Monthly Services Fee equal to Nine Thousand Two Hundred Dollars ($9,200) per month for the Netsourcing Services for Phase 2. For each such Phase, such amount reflects the sum of (a) the Monthly Data Management Services Fee, (b) the Monthly Internet Access Services Fee, (c) the Monthly Security Services Fee, and
(d) any Miscellaneous Monthly Fees (each of which is defined below). In no event shall the Monthly Service Fee for Phases 1 and 2 together be less than $39,200.

     A. MONTHLY DATA MANAGEMENT SERVICES FEE. Each month, for the hosting and data management services provided under this Agreement, Customer shall pay the following as a Monthly Data Management Services Fee:

                                                           Phase 1:                     Phase 2:
Server Administration Services:                      $        886.00              $          954.00

Server Provisioning Services:                        $      4,889.00              $        3,724.00

Enhanced Reporting and Monitoring Services:          $        664.00              $          124.00

Operational Database Administration Services:        $        590.00              $          110.00


Intira Proprietary and Confidential

                                                  Contract No. _________________

Load Balancing, Failover Services:                   $       1,107.00       $        207.00

Automated Tape Backup Services (21 Tapes):           $       1,937.00       $        362.00

Disk (online) Storage (50 GB)                        $         923.00       $        172.00
                                                     ----------------       ---------------
Monthly Data Management Services Fee:                $      10,996.00       $      5,653.00


In no event shall the Monthly Data Management Services Fee be less than $16,649.00 for Phases 1 and 2 together.

     B. MONTHLY INTERNET ACCESS SERVICES FEE. Customer shall pay a Monthly Internet Access Services Fee for the Internet Access Services and other connectivity services provided hereunder.

                                               Phase 1:              Phase 2:
                                            -------------          -------------
Data Center Connectivity Services:           $   6,126.00           $   1,144.00

Private Network Connectivity Services:       $     332.00           $      62.00
                                            -------------          -------------
Monthly Internet Access Service Fee:         $   6,458.00           $   1,206.00

Notwithstanding anything herein to the contrary, in no event shall the Monthly Internet Access Services Fee be less than $6.458.00 for Phase 1 and $7,664.00 for both Phases 1 and 2. The Private Network Connectivity Services Fee set forth above represents the fee to be charged by Intira for Intira's services in connection with accommodating Customer's provisioning of its own (1) T1 circuit; Intira shall not be responsible for provisioning such circuit absent further agreement by the parties in writing. Customer shall be solely responsible for its own local loops, the cost of which is not included in this pricing exhibit.

     C. MONTHLY SECURITY SERVICES FEE. For the Security Services provided under this Agreement, Intira shall charge Customer a Monthly Security Services Fee equal to $12,546.00 for Phase 1. In addition thereto, Intira shall charge Customer an additional Monthly Security Services Fee equal to $2,341.00 for Phase 2. In no event shall the Monthly Security Services Fee for Phases 1 and 2 together be less than $14,887.00.

     D. MISCELLANEOUS MONTHLY FEES. In addition to the monthly fees set forth above, Customer shall pay Miscellaneous Monthly Fees in the amount of $____N/A______, such fees representing _______________N/A__________________.

Additional Fees. The parties acknowledge that the fee charged for Data Center Connectivity Services, incorporated into the Monthly Internet Access Services Fee above, includes only those fees for Two (2) 100bT Ethernet Connection(s) to the data center and covering only the first 3 Mbps of usage for each such Ethernet Connection. For usage in excess of such 3 Mbps on each such Ethernet Connection, based upon 95th percentile of actual usage, used by customer in a given month, Intira shall charge an Additional Fee of $1,200.00 for each additional Mbps used. Such Additional Fee shall be in addition to any other fees or charges under this Agreement, and shall be billed in conjunction with the Monthly Service Fee above.

Intira Proprietary and Confidential

                                                Contract No. ___________________

                                  EXHIBIT "D"
                                 CONFIGURATION

See attached Visio diagrams for Phases 1 and 2.


Intira Proprietary and Confidential

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

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